UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 10, 2022
EMBARK TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39881 (Commission File Number)	86-3343695 (I.R.S. Employer Identification No.)
424 Townsend Street
San Francisco, CA 94107
(Address of principal executive offices, including zip code)
(415) 671-9628
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	EMBK	The Nasdaq Global Market

Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	EMBKW	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.
On May 10, 2022, Embark Technology, Inc. issued a press release announcing its financial results for the quarter ended March 31, 2022. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information contained in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated May 10, 2022 relating to the financial results for the quarter ended March 31, 2022
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Embark Technology, Inc.

Date: May 10, 2022	By:	/s/ Richard Hawwa
	Name:	Richard Hawwa
	Title:	Chief Financial Officer